Exhibit 99.1

November 1, 2012

FOR IMMEDIATE RELEASE

Contacts:
Alan Greer	Cynthia Williams
Executive Vice President	Senior Executive Vice President
Investor Relations	Corporate Communications
(336) 733-3021	(336) 733-1478
AGreer@BBandT.com	Cynthia.Williams@BBandT.com

BB&T Corporation President of Community Banking to Speak at Morningstar Conference

WINSTON-SALEM, N.C. – BB&T Corporation (NYSE: BBT) today announced that President of Community Banking Ricky K. Brown will present at the Morningstar “Management Behind the Moat” Conference in Chicago on Wednesday, Nov. 7, at 11:10 a.m. (CT).

A copy of Brown’s presentation will be available at http://www.bbt.com/bbtdotcom//about/investor-relations/recent-presentations.page and will be archived for 30 days.

About BB&T
BB&T Corporation (NYSE: BBT) is one of the largest financial services holding companies in the U.S. with $182.0 billion in assets and market capitalization of $23.2 billion, as of Sept. 30, 2012. Based in Winston-Salem, N.C., the company operates approximately 1,850 financial centers in 12 states and Washington, D.C., and offers a full range of consumer and commercial banking, securities brokerage, asset management, mortgage and insurance products and services. A Fortune 500 company, BB&T is consistently recognized for outstanding client satisfaction by J.D. Power and Associates, the U.S. Small Business Administration, Greenwich Associates and others. More information about BB&T and its full line of products and services is available at www.BBT.com.

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